UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2006

Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

On July 20, 2006, Plains All American Pipeline, L.P. (the “Partnership”) entered into a purchase agreement with several institutional investors in connection with the sale by the Partnership of 3,720,930 common units of the Partnership (the “Offering”) at a per unit price of $43.00. The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the U.S. Securities and Exchange Commission. The closing of the Partnership’s sale of  3,720,930 common units is expected to occur on July 26, 2006.

Item 7.01.              Regulation FD Disclosure

In accordance with the General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On July 20, 2006, the Partnership issued a press release announcing the Offering. The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

1.1	Common Unit Purchase Agreement dated as of July 20, 2006 by and among Plains All American Pipeline, L.P., and the purchasers named therein.

5.1	Legal Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)

99.1	Press Release of Plains All American Pipeline, L.P. dated July 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2006

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	Plains AAP, L.P., its general partner

By:	Plains All American GP LLC, its general partner

By:	/s/ TIM MOORE
Name:	Tim Moore
Title:	Vice President